SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: May 29, 2003

LMI AEROSPACE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Missouri
(State or Other Jurisdiction of Incorporation)

0-24293 (Commission File Number)	43-1309065 (I.R.S. Employer Identification No.)

3600 Mueller Road, St. Charles, Missouri (Address of Principal Executive Offices)	63301 (Zip Code)

(636) 946-6525
(Registrant's Telephone Number, Including Area Code)

Item 5. Other Events.

        On May 29, 2003, LMI Aerospace, Inc. filed an amendment (the “Amendment”) to its Form 10-K for the year ended December 31, 2002 (the “Form 10-K”). The Amendment corrected an addition error contained in the Company’s Consolidated Balance Sheet included as part of the Financial Statements contained in Item 8 to the Form 10-K. In particular, the Amendment revised the Consolidated Balance Sheet filed as part of Item 8 to the Form 10-K to properly indicate that the Company’s total long-term liabilities as of December 31, 2002 were $26,560,000, rather than $16,560,000. The Financial Statements contained in the Amendment shall be deemed to amend and replace the Financial Statements contained in the Form 10-K.

        As the Amendment corrects what is in substance an addition error and not a modification to the information previously presented in the Form 10-K, the Company is not redistributing the Financial Statements contained in the Amendment to the Company’s Shareholders. However, a copy of the Amendment is available to any Shareholder who provides a written request to LMI Aerospace, Inc., 3600 Mueller Road, St. Charles, Missouri 63301, Attention: Lawrence E. Dickinson. Shareholders may also access the Amendment through the Company’s website at www.lmiaerospace.com.

SIGNATURE

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   May 29, 2003

LMI AEROSPACE, INC.

By: /s/ Lawrence E. Dickinson Lawrence E. Dickinson Chief Financial Officer and Secretary